Exhibit (h)(1)

              AMENDMENT NO. 2 TO TRANSFER AGENCY SERVICES AGREEMENT


         This AMENDMENT NO. 2, dated the 30th day of November, 2000, is made by and between PFPC INC., a Massachusetts corporation ("PFPC"), and ALLEGHANY FUNDS, a Delaware business trust (the "Company") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Company has entered into a Transfer Agency Services Agreement with PFPC, dated April 1, 2000, as amended to date, wherein PFPC has agreed to provide certain transfer agency services to the Company; and

         WHEREAS, the Parties wish to amend the Transfer Agency Services Agreement to include under its terms two additional separate series of shares identified as ALLEGHANY/TAMRO LARGE CAP VALUE FUND and ALLEGHANY/TAMRO SMALL CAP FUND;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Transfer Agency Services Agreement in the form attached hereto as Schedule "A".

         This Amendment shall take effect upon the date when the amendment to the registration statement of the Trust registering ALLEGHANY/TAMRO LARGE CAP VALUE FUND and ALLEGHANY/TAMRO SMALL CAP FUND becomes effective.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


ALLEGHANY FUNDS                           PFPC INC.
---------------                           ---------


/s/ Gerald Dillenburg                     /s/ Michael Denofrio
---------------------------               --------------------------------------
By: Gerald Dillenburg                     By: Michael Denofrio
   ------------------------                  -----------------------------------
Title: Vice President                     Title: Vice President/Division Manager
      ---------------------                     --------------------------------



/s/Laura Hlade
---------------------------               --------------------------------------
Attest: Laura Hlade                       Attest:
       --------------------                      -------------------------------
Title: Assistant Treasurer                Title:
      ---------------------                     --------------------------------

                                    EXHIBIT A


                                   PORTFOLIOS


                    Alleghany/Chicago Trust Money Market Fund
                   Alleghany/Chicago Trust Municipal Bond Fund
                        Alleghany/Chicago Trust Bond Fund
                      Alleghany/Chicago Trust Balanced Fund
                       Alleghany/Chicago Trust Talon Fund
                  Alleghany/Chicago Trust Growth & Income Fund
                  Alleghany/Chicago Trust Small Cap Value Fund
                    Alleghany/Veredus Aggressive Growth Fund
                    Alleghany/Montag & Caldwell Balanced Fund
                     Alleghany/Montag & Caldwell Growth Fund
                Alleghany/Blairlogie International Developed Fund
                   Alleghany/Blairlogie Emerging Markets Fund
                         Alleghany/Veredus SciTech Fund
                      Alleghany/TAMRO Large Cap Value Fund
                         Alleghany/TAMRO Small Cap Fund



Dated: April 1, 2000
Amended: June 30, 2000
Amended: November 30, 2000